Exhibit 99.1


                         ASPEN EXPLORATION CORPORATION

                   Certification pursuant to 18 U.S.C. ss.1350


         To my knowledge: the quarterly report on Form 10-QSB for the quarter ended December 31, 2002, containing financial statements for the quarter then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Aspen Exploration Corporation for the periods presented.



February 12, 2003



                                            /s/  R. V. Bailey
                                            ----------------------------------
                                                 R.V. Bailey,
                                                 Chief Executive Officer,
                                                 Chief Financial Officer